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                                                                   EXHIBIT 16.1


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549


December 27, 2001

Dear Sir/Madam

We have read paragraphs (a) and (b) of Item 4 included in the Form 8-K dated December 20, 2001 of Active IQ Technologies, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,


Arthur Andersen LLP



By
Brent G. Blackey

LLH

Copy to:
D. Bradly Olah, Chief Executive Officer, Active IQ Technologies, Inc.